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                            STOCK EXCHANGE AGREEMENT

         THIS STOCK EXCHANGE AGREEMENT, made and entered into as of August 4th, 2000, by and between CFI Mortgage, Inc., a Delaware corporation, ("CFIM") and Warren A. Wilbur III, (the "Selling Stockholder").

--------------------------------------------------------------------------------

                                  WITNESSETH:

         WHEREAS, CFIM's common stock is traded in the public securities market on the OTC Bulletin Board and CFIM is obligated to file reports with the U.S. Securities and Exchange Commission pursuant to a registration statement under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and has filed all such reports except for a report on Form 8-K with respect to its acquisition of Inventek, Inc., doing business as Surfside Software ("Surfside"), the delay in the filing thereof resulting from a delay in obtaining the requisite audit Surfside's financial statements; and

         WHEREAS, CFIM owns a majority of Surfside's outstanding common stock and desires to acquire 175 shares of Surfside's common stock owned by the Selling Stockholder and constituting a minority interest in Surfside ("Surfside Stock"); and

         WHEREAS, the Selling Stockholder desires to acquire shares of CFIM common stock and warrants to purchase its common stock ("CFI Securities") in exchange for the Surfside Stock which he owns;

         NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, for purposes of consummating the exchange of stock as contemplated herein, as follows:

                                   ARTICLE I

                              PRELIMINARY MATTERS

         Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.

         Section 1.02. Exhibits and Schedules. Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring its delivery) and Schedules (which are statements setting forth information about party identified in each such Schedule) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.

         Section 1.03. Use of words and phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter" and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a


                               Page 1 of 7 pages.

coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

         Section 1.04. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

         Section 1.05. Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 360 days, except that the term "calendar year" shall mean the actual calendar year period. If any calendar day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payer is located), then such action or payment shall be taken or made on the next succeeding Business Day.

         Section 1.06. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

                                   ARTICLE II

                           TERMS OF THE TRANSACTIONS

         Section 2.01. Exchange Transaction. In accordance with the terms of this Agreement, on the Closing Date, (a) the Selling Stockholder will assign, transfer and deliver to CFIM all of the Surfside Stock owned by the Selling Shareholder; and (b) CFIM will issue and deliver to the Selling Stockholder the CFIM Securities.

         Section 2.02. The CFIM Securities. The CFIM Securities consists of a combination of 150,000 shares of CFIM common stock and 15,000 common stock purchase warrants. Each CFIM common stock purchase warrant included in the CFIM Securities will entitle the holder to purchase one share of CFIM's common stock at an exercise price equal to one hundred twenty (120) percent of the average closing price or average closing asked price, as the case may be, in the best market for CFIM's common stock on the day of the Closing under this agreement. The warrants may be exercised at any time for a period beginning on the day following the Closing and ending two years from the date of this Agreement. The number of shares subject to and the exercise price of the warrants shall be subject to adjustment for share divisions, share combinations and recapitalizations.

         Section 2.03. Transaction costs. Each party shall pay all costs and expenses, which it incurs in connection with this Agreement and the transactions contemplated hereby.


                               Page 2 of 7 pages.

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                                  ARTICLE III

                           CLOSING OF THE TRANSACTION


         Section 3.01. Location, date and time of the Closing. The Closing of the Exchange shall be take place as soon as possible, but in any event later
than      , 2000, unless extended by mutual agreement of the parties.

         Section 3.02. The Selling Stockholders' obligations at Closing. At the Closing, the Selling Stockholder will deliver to CFIM certificates representing the Surfside Stock, fully endorsed to enable CFIM to transfer such certificates on the books of Surfside pursuant Section 2.01; and

         Section 3.03. CFIM's obligations at Closing. At the Closing, CFIM will deliver to the Selling Stockholder the CFIM Securities. If certificates are to be issued in the name of the Selling Stockholder and any other person jointly, the Selling Stockholder shall notify CFIM not less than three business days prior to the Closing.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         Section 4.01. The Selling Stockholder's representations and warranties. The Selling Stockholder represents and warrants to CFIM, as follows:

         (a) He is the sole legal and beneficial owner of the Surfside Stock and that the Surfside Stock is not subject to any liens, hypothecations or encumbrances.

         (b) He acknowledges that he had the reasonable opportunity to ask questions and to examine such supplemental documentation as he may deem necessary to make an informed decision concerning investment in the CFIM Securities. He acknowledges that he has received satisfactory answers to these questions from CFI's management and has verified to his satisfaction the information in CFIM's reports filed under the Exchange Act.

         (c) He understands the offer and sale of the CFIM Securities are not registered or qualified under federal securities laws or the securities laws of my/our state of residence; but, the offer and sale is made instead in reliance upon an exemption from such registration or qualification commonly referred to as the "private placement exemption" and that the requirements for reliance upon such exemption include a provision the he purchase the CFIM Securities for investment and not with a view toward distribution or resale. He understands that CFIM is under no obligation, except as provided below, to register or qualify the CFIM Securities, or any component thereof; for resale under the laws of his state of residence. He understands that he will be required to bear the economic risk of the investment for at least one year, unless the CFIM Securities are soon registered for resale by the Selling Stockholder pursuant to the provision set forth below. He understands a notice of these restrictions will be printed on the Common Stock certificates for the Shares and the warrants, if any, and the transfer agent, if any, will be instructed to honor the notice.

         (d) He is acquiring the CFIM Securities, for investment, for his own account and not with a view to or for the purpose of resale, division, fractionalization or distribution. He does not have a present or foreseeable need for liquidation of the CFIM Securities. He has no predetermined the occurrence of any event or condition upon which I/we intends to sell the Shares. He understands the CFIM Securities and the components thereof are defined as "restricted securities" in Rule 144 under the Securities Act of 1933, as amended, and are subject to the requirements of the rule for resale, unless registered under said act.


                               Page 3 of 7 pages.

         (e) He understands investment in the CFIM Securities may involve a high degree of risk which could result in a complete loss of his investment.

         (f) He agrees to complete a "Confidential Investor's Questionnaire" in the event that such a questionnaire is needed to demonstrate compliance with the Securities Act and the securities law of our state of residence.

         Section 4.02. CFIM's representations and warranties. CFIM represents and warrants to SURFSIDE and to the Selling Stockholder that:

         (a) CFIM is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation, has full corporate power to execute and deliver this Agreement, is qualified and in good standing as a foreign corporation in every jurisdiction where the conduct of its business or the nature of its properties require it to be qualified.

         (b) This Agreement has been duly and validly authorized, executed and delivered by CFIM and constitutes the legal, valid and binding obligation of CFIM enforceable against CFIM in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.

         (c) The CFIM common stock included in the CFIM Securities and the underlying the CFIM common stock purchase warrants, when issued by CFIM against payment therefore as provided in this Agreement and authenticated and delivered by its transfer agent, as contemplated by this Agreement, will be duly and validly authorized, validly issued and fully paid and non-assessable.

         (d) Except as noted in the preamble hereto with respect to the filing of a report regarding CFIM's acquisition of a majority of Surfside, reports CFIM has filed under the Exchange Act was, on the date of the information reflected in each such report accurate in all material respects and such information at the date hereof as a whole does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) The Selling Stockholder is justified in relying on the reports CFIM has filed under the Exchange Act (as supplemented by information he has received as a result of his opportunity to ask questions and receive answers thereto) in making his decision to acquire the CFIM Securities.

                                   ARTICLE V

                             REGISTRATION COVENANT

         Section 5.01. Piggyback registration. In the event CFIM files a registration statement under the Securities Act of 1933, as amended, covering the sale of securities on its own behalf or on behalf of any of its stockholders and the registration statement is on a form which would be available for use by the Selling Stockholder to cover his sale of the CFIM Securities, CFIM shall notify the Selling Stockholder in advance of the filing thereof and afford the Selling Stockholder a reasonable opportunity to include the common stock component of the CFIM Securities, or any number of shares thereof, in such registration statement at no expense, other than his personal selling expenses, such as commissions,

                               Page 4 of 7 pages.

concessions or discounts. This covenant shall expire two years after the Closing, provided that at any time the Selling Stockholder shall then be eligible under Rule 144 or otherwise to sell all the shares of CFIM's common stock which he acquired hereunder (including exercise of the warrants) in a single three month period CFIM shall be released from this covenant.

                                   ARTICLE IX

                                    NOTICES

         Section 9.01. Procedure for giving notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.

         Section 9.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:

         As to the Selling Stockholder:                Warren A. Wilbur III

                                                  P.O. Box 50

                                                  Doylestown, Pennsylvania 18901

         As to CFIM:                              Stephen E. Williams, President

                                                  CFI Mortgage, Inc.

                                                  Suite 500

                                                  601 Cleveland Street

                                                  Clearwater, Florida 33755

         Section 9.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 9.01.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.01. Effective date. The effective date of this Agreement shall for all purposes be the date set forth in the introductory paragraph hereto, notwithstanding a later actual date of execution by the parties.

         Section 11.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof; superseding all prior agreements, understandings, representations and warranties.

         Section 11.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof; shall be considered valid unless in writing and signed by the party giving such


                               Page 5 of 7 pages.

waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         Section 11.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

         Section 11.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the another party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

         Section 11.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

         Section 11.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

         Section 11.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

         Section 11.09. Survival of representations and warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party, subject to the provisions of
Section 4.03.

         Section 11.10. Arbitration. Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than suit for injunctive relief which can be granted only by a court of competent jurisdiction, shall be settled by binding arbitration in West Palm Beach, Florida by a panel of three arbitrators in accordance with the rules of the American Arbitration Association; provided, that the rules of discovery of the U.S. District


                               Page 6 of 7 pages.

Court with jurisdiction of the situs of the arbitration shall apply. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.

         Section 11.11. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to arbitration as provided in Section 11.10 or which seeks injunctive relief shall be brought and enforced in the courts of the State of Florida in and for Palm Beach County and in the United States District Court for the Southern District of Florida, Palm Beach Division, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

         Section 11.12. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

         [Corporate Seal]                         CFI Mortgage, Inc.

Attest:                                 By: /s/ Stephen E. Williams
                                            ------------------------------------
                                            Stephen E. Williams, President

-----------------------------------
Rodger Stubbs, Secretary

                                        The Selling Stockholder:

                                        /s/ Warren A. Wilbur III
                                        ----------------------------------------
                                        Warren A. Wilbur III


                               Page 7 of 7 pages.

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                            STOCK EXCHANGE AGREEMENT

         THIS STOCK EXCHANGE AGREEMENT, made and entered into on August 4, 2000, by and between CFI Mortgage, Inc., a Delaware corporation, ("CFIM") and David Griffith, (the "Selling Stockholder").

--------------------------------------------------------------------------------

                                  WITNESSETH:

         WHEREAS, CFIM's common stock is traded in the public securities market on the OTC Bulletin Board and CFIM is obligated to file reports with the U.S. Securities and Exchange Commission pursuant to a registration statement under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and has filed all such reports except for a report on Form 8-K with respect to its acquisition of Inventek, Inc., doing business as Surfside Software ("Surfside"), the delay in the filing thereof resulting from a delay in obtaining the requisite audit Surfside's financial statements; and

         WHEREAS, CFIM owns a majority of Surfside's outstanding common stock and desires to acquire 175 shares of Surfside's common stock owned by the Selling Stockholder and constituting a minority interest in Surfside ("Surfside Stock"); and

         WHEREAS, the Selling Stockholder desires to acquire shares of CFIM common stock and warrants to purchase its common stock ("CFI Securities") in exchange for the Surfside Stock which he owns;

         NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, for purposes of consummating the exchange of stock as contemplated herein, as follows:

                                   ARTICLE I

                              PRELIMINARY MATTERS

         Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.

         Section 1.02. Exhibits and Schedules. Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring its delivery) and Schedules (which are statements setting forth information about party identified in each such Schedule) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.

         Section 1.03. Use of words and phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter" and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a


                               Page 1 of 7 pages.

coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

         Section 1.04. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

         Section 1.05. Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 360 days, except that the term "calendar year" shall mean the actual calendar year period. If any calendar day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payer is located), then such action or payment shall be taken or made on the next succeeding Business Day.

         Section 1.06. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

                                   ARTICLE II

                           TERMS OF THE TRANSACTIONS

         Section 2.01. Exchange Transaction. In accordance with the terms of this Agreement, on the Closing Date, (a) the Selling Stockholder will assign, transfer and deliver to CFIM all of the Surfside Stock owned by the Selling Shareholder; and (b) CFIM will issue and deliver to the Selling Stockholder the CFIM Securities.

         Section 2.02. The CFIM Securities. The CFIM Securities consists of a combination of 150,000 shares of CFIM common stock and 15,000 common stock purchase warrants. Each CFIM common stock purchase warrant included in the CFIM Securities will entitle the holder to purchase one share of CFIM's common stock at an exercise price equal to one hundred twenty (120) percent of the average closing price or average closing asked price, as the case may be, in the best market for CFIM's common stock on the day of the Closing under this agreement. The warrants may be exercised at any time for a period beginning on the day following the Closing and ending two years from the date of this Agreement. The number of shares subject to and the exercise price of the warrants shall be subject to adjustment for share divisions, share combinations and recapitalizations.

         Section 2.03. Transaction costs. Each party shall pay all costs and expenses, which it incurs in connection with this Agreement and the transactions contemplated hereby.


                               Page 2 of 7 pages.

                                  ARTICLE III

                           CLOSING OF THE TRANSACTION


         Section 3.01. Location, date and time of the Closing. The Closing of the Exchange shall be take place as soon as possible, but in any event later
than     , 2000, unless extended by mutual agreement of the parties.

         Section 3.02. The Selling Stockholders' obligations at Closing. At the Closing, the Selling Stockholder will deliver to CFIM certificates representing the Surfside Stock, fully endorsed to enable CFIM to transfer such certificates on the books of Surfside pursuant Section 2.01; and

         Section 3.03. CFIM's obligations at Closing. At the Closing, CFIM will deliver to the Selling Stockholder the CFIM Securities. If certificates are to be issued in the name of the Selling Stockholder and any other person jointly, the Selling Stockholder shall notify CFIM not less than three business days prior to the Closing.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         Section 4.01. The Selling Stockholder's representations and warranties. The Selling Stockholder represents and warrants to CFIM, as follows:

         (a) He is the sole legal and beneficial owner of the Surfside Stock and that the Surfside Stock is not subject to any liens, hypothecations or encumbrances.

         (b) He acknowledges that he had the reasonable opportunity to ask questions and to examine such supplemental documentation as he may deem necessary to make an informed decision concerning investment in the CFIM Securities. He acknowledges that he has received satisfactory answers to these questions from CFI's management and has verified to his satisfaction the information in CFIM's reports filed under the Exchange Act.

         (c) He understands the offer and sale of the CFIM Securities are not registered or qualified under federal securities laws or the securities laws of my/our state of residence; but, the offer and sale is made instead in reliance upon an exemption from such registration or qualification commonly referred to as the "private placement exemption" and that the requirements for reliance upon such exemption include a provision that he purchase the CFIM Securities for investment and not with a view toward distribution or resale. He understands that CFIM is under no obligation, except as provided below, to register or qualify the CFIM Securities, or any component thereof, for resale under the laws of his state of residence. He understands that he will be required to bear the economic risk of the investment for at least one year, unless the CFIM Securities are soon registered for resale by the Selling Stockholder pursuant to the provision set forth below. He understands a notice of these restrictions will be printed on the Common Stock certificates for the Shares and the warrants, if any, and the transfer agent, if any, will be instructed to honor the notice.

         (d) He is acquiring the CFIM Securities for investment for his own account and not with a view to or for the purpose of resale, division, fractionalization or distribution. He does not have a present or foreseeable need for liquidation of the CFIM Securities. He has not predetermined the occurrence of any event or condition upon which I/we intends to sell the Shares. He understands the CFIM Securities and the components thereof are defined as "restricted securities " in Rule 144 under the Securities Act of 1933, as amended, and are subject to the requirements of the rule for resale, unless registered under said act.


                               Page 3 of 7 pages.

         (e) He understands investment in the CFIM Securities may involve a high degree of risk which could result in a complete loss of his investment.

         (f) He agrees to complete a "Confidential Investor's Questionnaire" in the event that such a questionnaire is needed to demonstrate compliance with the Securities Act and the securities law of our state of residence.

         Section 4.02. CFIM's representations and warranties. CFIM represents and warrants to SURFSIDE and to the Selling Stockholder that:

         (a) CFIM is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation, has full corporate power to execute and deliver this Agreement, is qualified and in good standing as a foreign corporation in every jurisdiction where the conduct of its business or the nature of its properties require it to be qualified.

         (b) This Agreement has been duly and validly authorized, executed and delivered by CFIM and constitutes the legal, valid and binding obligation of CFIM enforceable against CFIM in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.

         (c) The CFIM common stock included in the CFIM Securities and the underlying the CFIM common stock purchase warrants, when issued by CFIM against payment therefore as provided in this Agreement and authenticated and delivered by its transfer agent, as contemplated by this Agreement, will be duly and validly authorized, validly issued and fully paid and non-assessable.

         (d) Except as noted in the preamble hereto with respect to the filing of a report regarding CFIM's acquisition of a majority of Surfside, reports CFIM has filed under the Exchange Act was, on the date of the information reflected in each such report accurate in all material respects and such information at the date hereof as a whole does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) The Selling Stockholder is justified in relying on the reports CFIM has filed under the Exchange Act (as supplemented by information he has received as a result of his opportunity to ask questions and receive answers thereto) in making his decision to acquire the CFIM Securities.

                                   ARTICLE V

                             REGISTRATION COVENANT

         Section 5.01. Piggyback registration. In the event CFIM files a registration statement under the Securities Act of 1933, as amended, covering the sale of securities on its own behalf or on behalf of any of its stockholders and the registration statement is on a form which would be available for use by the Selling Stockholder to cover his sale of the CFIM Securities, CFIM shall notify the Selling Stockholder in advance of the filing thereof and afford the Selling Stockholder a reasonable opportunity to include the common stock component of the CFIM Securities, or any number of shares thereof, in such registration statement at no expense, other than his personal selling expenses, such as commissions,


                               Page 4 of 7 pages.

concessions or discounts. This covenant shall expire two years after the Closing, provided that at any time the Selling Stockholder shall then be eligible under Rule 144 or otherwise to sell all the shares of CFIM's common stock which he acquired hereunder (including exercise of the warrants) in a single three month period CFIM shall be released from this covenant.

                                   ARTICLE IX

                                    NOTICES

         Section 9.01. Procedure for giving notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.

         Section 9.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:

         As to the Selling Stockholder:                David Griffith

                                                  2501 Durham Road

                                                  PO Box 710

                                                  Bristol, PA 19007

         As to CFIM:                              Stephen E. Williams, President

                                                  CFI Mortgage, Inc.

                                                  Suite 500

                                                  601 Cleveland Street

                                                  Clearwater, Florida 33755

         Section 9.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 9.01.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.01. Effective date. The effective date of this Agreement shall for all purposes be the date set forth in the introductory paragraph hereto, notwithstanding a later actual date of execution by the parties.

         Section 11.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.


                               Page 5 of 7 pages.

         Section 11.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         Section 11.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

         Section 11.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the another party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

         Section 11.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

         Section 11.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

         Section 11.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

         Section 11.09. Survival of representations and warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party, subject to the provisions of Section 4.03.

         Section 11.10. Arbitration. Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than suit for injunctive relief which can be


                               Page 6 of 7 pages.

granted only by a court of competent jurisdiction, shall be settled by binding arbitration in West Palm Beach, Florida by a panel of three arbitrators in accordance with the rules of the American Arbitration Association; provided, that the rules of discovery of the U.S. District Court with jurisdiction of the situs of the arbitration shall apply. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.

         Section 11.11. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to arbitration as provided in Section 11.10 or which seeks injunctive relief shall be brought and enforced in the courts of the State of Florida in and for Palm Beach County and in the United States District Court for the Southern District of Florida, Palm Beach Division, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

         Section 11.12. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

         [Corporate Seal]                         CFI Mortgage, Inc.

Attest:                                 By: /s/ Stephen E. Williams
                                            ------------------------------------
                                            Stephen E. Williams, President

-----------------------------------
Rodger Stubbs, Secretary

                                        The Selling Stockholder:

                                        /s/ David Griffith
                                        ----------------------------------------
                                        David Griffith


                               Page 7 of 7 pages.

             AMENDMENT AND MODIFICATION TO STOCK EXCHANGE AGREEMENT

         This Amendment and Modification to Stock Exchange Agreement, made and entered into July 28, 2000 as of January 13, 2000 by and between CFI Mortgage, Inc., a Delaware corporation, ("CFIM") and J. Steven Furniss, James B. Furniss and Charles Iappini, (collectively, the "Selling Stockholders") and Inventek, Inc., a Florida corporation, doing business as Surfside Software Systems ("Surfside").

                                  WITNESSETH:

         Whereas, CFIM, Messrs. Furniss and Surfside executed and conducted the Closing pursuant to a Stock Exchange Agreement among the parties as of January 13, 2000 ("Stock Exchange Agreement"); and

         Whereas, Mr. Iappini has not executed the Stock Exchange Agreement, but is willing to do so and to Close with respect to the shares of Surfside common stock which he owns if he is relieved as provided herein of the representations and warranties which were to have been made by him jointly and severally with Messrs. Furniss and Surfside as set forth in Section 4.01 of the Stock Exchange Agreement; and

         Whereas, Mr. Iappini has not bee engaged in the management or operations of or employed by Surfside, with the result that he is not in a position to know of the accuracy or inaccuracy of the representations and warranties set forth in Section 4.01 of the Stock Exchange Agreement; and

         Whereas, CFIM, Messrs. Furniss and Surfside are willing to make the amendment and modification of the Stock Exchange Agreement as provided herein as an inducement for Mr. Iappini to complete his part of the Stock Exchange Agreement;

         Now Therefore, in consideration of the premises set forth herein and other good and valuable consideration, including the reliance of each party on the other parties with respect to the subject matter hereof, receipt and sufficiency of which is hereby acknowledged, the parties agree that:

         Section 1. Relief of representations and warranties. Mr. Iappini is not making any of the representations and warranties set forth in Section 4.01 of the Stock Exchange Agreement, either individually or jointly with any other person and said Section 4.01 is hereby amended and modified to remove Mr. Iappini as a "Selling Stockholder" for purposes of said Section 4.01.

         Section 2. Mr. Iappini's ownership of Surfside shares. In lieu of all the representations and warranties set forth in said Section 4.01, Mr. Iappini represents and warrants to CFIM solely that he is the legal and beneficial owner of 50 (fifty shares of Surfside common stock and he owns not other shares of Surfside common stock.

         Section 3. Exchange is not a breach, etc. Mr. Iappini's exchange of his Surfside common stock as contemplated by the Stock Exchange Agreement will not breach or violate any pledge, hypothecation, encumbrance, mortgage, security interest or other agreement or contract to which Mr. Iappini is a party, his Surfside common stock being subject to none of such things.

         Section 4. Tender and exchange of shares. Mr. Iappini will tender to CFIM his shares of Surfside common stock with the return of this Amendment and Modification fully executed and CFIM shall promptly deliver to Mr. Iappini his fractional share of the CFIM Stock and his Warrants, as provided in the Stock Exchange Agreement.

         In Witness Whereof, the undersigned have set their hands the dates set after their respective names.

[Corporate Seal]                        CFI Mortgage, Inc.

                                        By: /s/ Stephen E. Williams
                                            ------------------------------------
                                            Stephen E. Williams, President


[Corporate Seal]                        Inventek, Inc.

                                        By: /s/ J. Steven Furniss
                                            ------------------------------------
                                            J. Steven Furniss, President


                                        The Selling Stockholders:

                                        /s/ J. Steven Furniss
                                        ----------------------------------------
                                        J. Steven Furniss

                                        /s/ James E. Furniss
                                        ----------------------------------------
                                        James E. Furniss

                                        /s/ Charles Iappini
                                        ----------------------------------------
                                        Charles Iappini